INDEPENDENT AUDITOR'S CONSENT

We consent to the use in the Prospectus constituting part of Enova Systems, Inc.'s Registration Statement on Form S-1 of our report, dated February 22, 2002, on the audits of the financial statements of Enova Systems, Inc., as of December 31, 2001 and 2000, and for the years ended December 31, 2001 and 2000, the five months ended December 31, 1999, and the year ended July 31, 1999, which appears in the prospectus. We also consent to the reference to our Firm under the caption "Experts" in the prospectus.


                                                 /s/ MOSS ADAMS LLP



Santa Rosa, California
April 2, 2002